SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2016

CLIFTON BANCORP INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36390	46-4757900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1433 Van Houten Avenue, Clifton, New Jersey 07015

(Address of principal executive offices) (Zip Code)

(973) 473-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Expansion of Stock Repurchase Program

On September 8, 2016, Clifton Bancorp Inc. (the “Company”), the holding company for Clifton Savings Bank (the “Bank”), issued a press release announcing that it has expanded its stock repurchase program by authorizing the purchase of an additional 1,155,000 shares, representing 5% of the Company’s outstanding shares of common stock. Together with the 413,000 shares remaining to be purchased under its prior repurchase authorization, the Company is authorized to repurchase a total of 1,568,000 shares. Through September 7, 2016, the Company has repurchased approximately 4,887,000 shares at a weighted average share price of $14.19 per share. A copy of the Company’s press release is included as Exhibit 99.1 and is incorporated by reference herein.

Amendment to Change in Control Agreement with Michael Lesler

On September 12, 2016, the Bank and Michael Lesler, the Executive Vice President and Chief Operating Officer of the Company and the Bank, entered into an amendment to Mr. Lesler’s previously executed change in control agreement with the Bank. The amendment to the agreement provides that, in the event that Mr. Lesler’s employment is terminated in connection with a change in control (as such term defined in the agreement), Mr. Lesler will be entitled to receive (i) a lump sum payment equal to two times his base salary as of his termination date and (ii) continued benefit coverage under the Bank’s health and welfare plans for a period of twenty-four months following his termination of employment. Previously, Mr. Lesler’s change in control agreement provided that, in such a situation, he would be entitled to receive a lump sum payment equal to one times his annual base salary and continued benefit coverage for a period of twelve months following his termination of employment.

Appointment of New Executive Vice President and Chief Commercial Loan Officer

On September 12, 2016, the Company issued a press release announcing that, effective as of September 12, 2016, Diane Scriveri has been appointed as Executive Vice President of the Company and as Executive Vice President and Chief Commercial Loan Officer of the Bank. In connection with her appointment, on September 12, 2016, the Bank entered into a change in control agreement with Ms. Scriveri. The agreement provides that, in the event Ms. Scriveri’s employment is terminated in connection with a change in control (as such term defined in the agreement), Ms. Scriveri will be entitled to receive (i) a lump sum payment equal to two times her base salary as of her termination date and (ii) continued benefit coverage under the Bank’s health and welfare plans for a period of twenty-four months following her termination of employment. On the anniversary date of the agreement, and following a review of Ms. Scriveri’s job performance, the Bank’s Board of Directors may extend the change in control agreement for an additional year so that the term of the agreement will remain at twelve months. A copy of the Company’s press release is included as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Other Exhibits

(d)	Exhibits

Number	Description

99.1	Press Release dated September 8, 2016

99.2	Press Release dated September 12, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CLIFTON BANCORP INC.

Date: September 12, 2016	By:	/s/ Paul M. Aguggia
Paul M. Aguggia
Chairman, President and
Chief Executive Officer